UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On April 21, 2017, REAC Group, Inc. (the “Company”) cancelled and terminated the Asset Purchase Agreement (“APA”) with Patriot Bioenergy Corporation, a Kentucky corporation (“Patriot”), that was originally executed on January 4, 2017.  REAC terminated the APA due to Patriot’s refusal to provide any financial information to the Company necessary to prepare the financial statements and pro forma financial information required of a reporting company.

The officers and directors of Patriot remain as employees of REAC Group, Inc.

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As stated in Item 1.01 above, the Company cancelled and terminated the APA, thereby returning all the assets of Patriot (the “Assets”) to Patriot.  The assets included all of Patriot’s stock; machinery and equipment used in the hemp business; inventory; the real property and leases of real property; customer, supplier and distributor lists; accounts receivable; licenses; and goodwill.

The 50,000 shares of Company common stock used to acquire the Assets were not returned and remain with Patriot.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

Exhibits

NUMBER	EXHIBIT
10.1	Terminated and Cancelled Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

April 25, 2017	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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